Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034

PRESS RELEASE

January 27, 2004

Avnet, Inc. to Present at the Thomas Weisel Partners Technology Conference

Phoenix, Arizona — Avnet, Inc. (NYSE:AVT) today announced Roy Vallee, Avnet’s chairman and chief executive officer, will present at the Thomas Weisel Partners Technology Conference to be held at the Fairmont Hotel in San Francisco, on Feb. 3, 2004. At 12:30 p.m. Pacific time, Vallee will present the keynote speech and at 3:15 p.m. Pacific time he will discuss Avnet in a “fireside chat” forum. Both presentations will be broadcast live over the Internet at www.ir.avnet.com. Interested parties should logon to the Web site 15 minutes prior to the presentation time to register for the event and download any necessary software.

Also available at www.ir.avnet.com are other recent webcasts, a calendar of events, downloadable slide presentations, and other investor information.

Additional Information

Phoenix-based Avnet Inc., a Fortune 500 company, is one of the world’s largest distributors of semiconductors; interconnect, passive and electromechanical components; enterprise network and computer equipment; and embedded sub-systems from leading manufacturers. Serving customers in 68 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. Avnet’s investor relations website is located at www.ir.avnet.com.

CONTACT:	Avnet Inc., Phoenix John J. Hovis, 480/643-7053 Investor Relations investorrelations@avnet.com